Exhibit 5.3

HANNA AND MORTON LLP

A LIMITED LIABILITY PARTNERSHIP INCLUDING A PROFESSIONAL CORPORATION

LAWYERS

444 SOUTH FLOWER STREET, SUITE 1500

LOS ANGELES, CALIFORNIA 90071-2916

TELEPHONE:  (213) 628-7131

FACSIMILE:    (213) 623-3379
WEBSITE: www.hanmor.com

EDWARD S. RENWICK
DIRECT DIAL:  (213) 430-2516
EMAIL:  erenwick@hanmor.com

June 10, 2015

Warren Resources, Inc.

1114 Avenue of the Americas

34th Floor

New York, NY 10036

Re:                             Registration Statement on Form S-4 for Exchange of Outstanding Notes for Notes

to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as special counsel to Warren Resources of California, Inc. (one of the “Subsidiary Guarantors” as defined below), in connection with the offer (the “Exchange Offer”) to exchange your 9.00% Senior Notes due 2022 (the “Exchange Notes”) in the aggregate principal amount of $230,410,000 to be registered under the Securities Act of 1933, as amended (the “Securities Act”), for your outstanding 9.00% Senior Notes due 2022 (the “Outstanding Notes”) in the same aggregate principal amount.  The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to the Indenture dated as of August 11, 2014 (the “Indenture”) among you, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).  The Exchange Notes will be guaranteed pursuant to Article Ten of the Indenture (the “Subsidiary Guarantees”) on a joint and several basis by the Subsidiary Guarantors, which are also listed as co-registrants in the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) for the registration of the Exchange Notes and the Subsidiary Guarantees under the Securities Act (such registration statement, as amended as of the time it becomes effective, being the “Registration Statement”).

In this opinion letter, Warren E&P, Inc., a New Mexico corporation (“Warren E&P”), Warren Resources of California, Inc., a California corporation (“Warren Resources of California”), and Warren Marcellus LLC, a Delaware limited liability company (“Warren Marcellus”), are sometimes referred to as the “Subsidiary Guarantors.”

In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the following documents:

a)                                     The Registration Statement,

b)                                     A copy of a certificate of good standing issued on May 1, 2015, by the California Secretary of State certifying that as of that date, Warren Resources of California was in good standing. This information was updated on June 10, 2015, by viewing the website of the California Secretary of State which lists Warren Resources of California as being in “active” status,

c)                                      A copy of the Articles of Incorporation of Warren Resources of California represented to us to be as they currently exist,

d)                                     A copy of the By-laws of Warren Resources of California represented to us to be as they currently exist,

e)                                      A copy of a resolution of the Board of Directors of Warren Resources of California represented to us to have been adopted on July 6, 2014 and still in full force and effect which consents to and approves in all respect the subject transaction, and

f)                                       The Indenture.

In rendering the opinions expressed below, we have assumed:

i)                                         The genuineness of all signatures,

ii)                                      The authenticity of the originals of the documents submitted to us,

iii)                                   The current validity of the certificate of good standing described above,

iv)                                  The conformity to authentic originals of any documents submitted to us as copies, and

v)                                     As to matters of fact, the correctness of representations and statements made in certificates of public officials and officers or other representatives of Warren Resources of California are true and correct and all statements of fact contained in the Registration Statement are complete, true and correct.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1)                                     Warren Resources of California is a corporation validly existing and in good standing under the laws of the State of California,

2)                                     Warren Resources of California has the corporate power to guarantee the Exchange Notes pursuant to the Indenture, and

3)                                     The execution, delivery and performance by Warren Resources of California of its Subsidiary Guarantee, has been duly authorized by all corporate action necessary to authorize the execution, delivery and performance of the guarantee.

The opinions set forth above are subject to the following qualifications and exceptions:

Our opinions are limited to California law (including all applicable provisions of the constitution of the State of California and reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws. Moreover in this letter we are not opining on the enforceability of the Subsidiary Guarantee executed and delivered by Warren Resources of California.

This opinion letter is rendered to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the SEC as Exhibit 5.3 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement, and in any amendment or supplement thereto.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the SEC promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the SEC promulgated thereunder.

Respectfully submitted,

/s/ Edward S. Renwick

Edward S. Renwick

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